As filed with the Securities and Exchange Commission on December 16, 2014

Registration No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amarantus BioScience Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	26-0690857
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 900

San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

2008 Stock Plan

  (Full title of the plan)

Gerald Commissiong

Chief Executive Officer

655 Montgomery Street, Suite 900

San Francisco, CA 94111

(Name and Address of agent for service)

(408) 737-2734

(Telephone number, including area code, of agent for service)

With a copy to:

Jeff Fessler, Esq.

Marcelle Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Fax: (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	18,619,832	(1)	$0.08	(2)	$1,489,587	$173.09

(1)	Represents shares of common stock issuable pursuant to the Company’s 2008 Stock Plan, as amended.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, using the last sale price reported on the OTC Markets on December 10, 2014.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 18,619,832 additional shares of common stock, $0.001 par value per share, of Amarantus Bioscience Holdings, Inc., underlying options to various employees, directors and consultants, with respect to a currently effective Registration Statement on Form S-8 relating to its 2008 Stock Plan, as amended. The contents of the Registration Statement on Form S-8 as filed on November 30, 2011, March 1, 2013 and January 17, 2014, respectively, Registration No. 333-178113, 333-186995, and 333-193435, respectively, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Gerald Commissiong

Chief Executive Officer

655 Montgomery Street, Suite 900

San Francisco, CA 94111

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on April 21, 2014.
•	The Registrant’s amended Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on April 22, 2014.
•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the Commission on May 20, 2014.
•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the Commission on August 15, 2014.
•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the Commission on November 7, 2014
•	The Registrant’s Current report on Form 8-K filed with the Commission on January 14, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on January 17, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on February 3, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on February 19, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on March 6, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on March 13, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on March 31, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on April 3, 2014.

•	The Registrant’s Current report on Form 8-K filed with the Commission on April 29, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on May 5, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on May 21, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on June 24, 2014
•	The Registrant’s Current report on Form 8-K filed with the Commission on July 2, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on July 7, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on July 9, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on July 28, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on August 6, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on August 11, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on August 27, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on August 29, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on September 2, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on September 24, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on September 30, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on October 6, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on October 10, 2014.
•	The Registrant’s Current report on Form 8-K filed with the Commission on November 14, 2014
•	The Registrant’s Current report on Form 8-K filed with the Commission on November 17, 2014
•	The Registrant’s Current report on Form 8-K filed with the Commission on November 18, 2014
•	The Registrant’s Current report on Form 8-K filed with the Commission on November 24, 20014
•	The Registrant’s Current report on Form 8-K filed with the Commission on December 8, 2014

2

•	The description of our common stock set forth in our registration statement on Form 8-A (Registration No. 000-55016) filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended, on August 2, 2013, including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to our CEO, Gerald Commissiong.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Gerald Commissiong

Chief Executive Officer

655 Montgomery Street, Suite 900

San Francisco, CA 94111

(408) 737-2734

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

3

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Our Articles of Incorporation, as amended, provide that except as otherwise provided in Nevada Revised Statutes Section 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the Company, its stockholders or its creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or refusal to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit Number	Description
4.1	2008 Stock Plan (Filed as an exhibit to the Company’s current report on Form 8-K filed on May 27, 2011)
4.2	First Amended Stock Option Plan (Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed on November 30, 2011)
4.3	Amendments to 2008 Stock Plan, as amended (Filed as Appendices B and C to the Company’s definitive Proxy Statement pursuant to Section 14(a) filed with the Securities and Exchange Commission on August 19, 2014)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP

4

23.1	Consent of Marcum LLP
23.2	Consent of Silberstein Ungar, PLLC
23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

_______________

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on December 16, 2014.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer
(Principal Executive Officer)

/s/ Robert Farrell
Name: Robert Farrell
Title: Chief Financial Officer
(Principal Financial and
Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gerald Commissiong, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Gerald Commissiong
Gerald Commissiong	Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2014

/s/ Robert Farrell
Robert Farrell	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2014

John Commissiong	Chief Scientific Officer and Director	December 16, 2014

/s/ Robert Harris
Robert Harris	Director	December 16, 2014

/s/ Dr. David A. Lowe
David Lowe	Director	December 16, 2014

Donald D. Huffman	Director	December 16, 2014

/s/ Iain Ross
Iain Ross	Director	December 16, 2014

/s/ Dr. Jospeh Rubinfeld
Dr. Joseph Rubinfeld	Director	December 16, 2014

EXHIBIT INDEX

Exhibit Number	Description
4.1	2008 Stock Plan (Filed as an exhibit to the Company’s current report on Form 8-K filed on May 27, 2011)
4.2	First Amended Stock Option Plan (Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed on November 30, 2011)
4.3	Amendments to 2008 Stock Plan, as amended (Filed as Appendices B and C to the Company’s definitive Proxy Statement pursuant to Section 14(a) filed with the Securities and Exchange Commission on August 19, 2014)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Marcum LLP
23.2	Consent of Silberstein Ungar, PLLC
23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)